Exhibit 5.1

LAW OFFICE OF LEO J. MORIARTY
12534 Valley View St., #231
Garden Grove, CA 92845
Telephone: (714) 305-5783
Facsimile: (714) 316-1306
 E-Mail: LJMLegal@aol.com

June 17, 2010

IMOBOLIS, INC.
8950 West Olympic Blvd., Suite 350
Beverly Hills, CA 90211

RE:	Imobolis, Inc./Form S-1 Registration Statement Legal Opinion Letter

Gentlemen:

You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Imobolis, Inc. (the “Company”) covered by a Form S-1 Registration Statement (the “Registration Statement”) filed with the Securities and Exchange Commission which relates to the resale of 8,000,000 shares of common stock, $0.001 par value (the “Shares”) of the Company.

In connection with this opinion, we have examined the corporate records of the Company, including the Company’s Articles of Incorporation, the By Laws, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based upon the foregoing and in reliance thereof, it is our opinion that the outstanding Shares described in the Registration Statement, are legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

We express no opinion as to the laws of any state of jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the Prospectus constituting a part of such Registration Statement.

Sincerely,

/s/ Leo J. Moriarty
Law Office of Leo J. Moriarty